EXHIBIT 10.24.2




                     PANDA-BRANDYWINE, L.P.




            LETTER OF CREDIT REIMBURSEMENT AGREEMENT


                 Dated as of December 18, 1996






              GENERAL ELECTRIC CAPITAL CORPORATION



   (230 MW Natural Gas-Fired Qualifying Cogeneration Facility
                located in Brandywine, Maryland)




                       TABLE OF CONTENTS

                                                             Page

Section 1.  DEFINITIONS                                         2

     1.1    Defined Terms                                       2
     1.2    Other Definitional Provisions                       2

Section 2.  ISSUANCE AND REIMBURSEMENT PROVISIONS               2
     2.1    Issuance of Letters of Credit                       3
     2.2    Reimbursement Obligations                           4
     2.3    Letter of Credit Fees                               5
     2.4    Payments                                            6
     2.5    Mandatory Collateralization                         6
     2.6    Computation of Interest and Fees                    6
     2.7    Compensation for Increased Costs                    7
     2.8    Taxes                                               8
     2.9    Evidence of Debt                                    9

Section 3.  REPRESENTATIONS AND WARRANTIES                      9

Section 4.  CONDITIONS PRECEDENT TO ISSUANCE
              OF LETTERS OF CREDIT                              9

Section 5.  COVENANTS                                           9

Section 6.  REIMBURSEMENT EVENTS OF DEFAULT                     9

Section 7.  MISCELLANEOUS                                      10

     7.1    Amendments and Waivers                             10
     7.2    Notices                                            10
     7.3    No Waiver; Cumulative Remedies                     11
     7.4    Survival                                           11
     7.5    Payment of Expenses                                11
     7.6    Successors and Assigns                             11
     7.7    Severability                                       12
     7.8    Headings                                           12
     7.9    Counterparts                                       12
     7.10   GE Capital Sole Beneficiary                        12
     7.11   GOVERNING LAW                                      12
     7.12   SUBMISSION TO JURISDICTION; WAIVERS                13
     7.13   Limitation of Liability                            13
     7.14   Special Exculpation                                14
     7.15   Certain Rights of Power Purchaser                  14


EXHIBITS

Exhibit A      Form of Performance Letter of Credit
Exhibit B      Form of O&M Letter of Credit
Exhibit C      Form of Interconnection Letter of Credit



          LETTER OF CREDIT REIMBURSEMENT AGREEMENT (this
"Agreement"), dated as of December 18, 1996 among PANDA-
BRANDYWINE, L.P., a Delaware limited partnership (the
"Partnership"), PANDA BRANDYWINE CORPORATION, a Delaware corporation and the sole general partner of the Partnership (the
"General Partner"), and GENERAL ELECTRIC CAPITAL CORPORATION, a
New York corporation ("GE Capital").


                     W I T N E S S E T H :

          WHEREAS, capitalized terms used in these recitals shall have the respective meanings assigned thereto in Section 1;

          WHEREAS, the Partnership, the General Partner and GE Capital entered into the Construction Loan Agreement and Lease Commitment dated as of March 30, 1995 (the "Construction Loan Agreement") pursuant to which GE Capital (i) provided construction financing for the Project and (ii) agreed to issue and deliver certain stand-by letters of credit during the Letter of Credit Commitment Period for the account of the Partnership in favor of the Power Purchaser to secure the following obligations of the Partnership under the Power Purchase Agreement: (a) its obligation to post development security (the "Development Security Letter of Credit") as required by Section 4.1 of the Power Purchase Agreement, (b) its obligation to post security in respect of interconnection costs (the "Interconnection Letter of Credit") as required by Section 4.2 of the Power Purchase Agreement, (c) the Partnership's performance obligations under the Power Purchase Agreement after the Commercial Operation Date (the "Performance Letter of Credit") as required by Section 4.5 of the Power Purchase Agreement and (d) its obligation to provide for operating and maintenance cost reserves pursuant to
Section 8.7 of the Power Purchase Agreement (the "O&M Letter of Credit"; together with the Performance Letter of Credit and the Interconnection Letter of Credit, the "PEPCO Letters of Credit" or the "Letters of Credit");

          WHEREAS, the construction of the Facility has been substantially completed and the Date of Substantial Completion has occurred;

          WHEREAS, the Partnership has requested that the Owner
Participant cause the Owner Trustee to purchase the Facility from the Partnership and lease the same to the Partnership as provided in the Participation Agreement;

          WHEREAS, the Partnership and the Owner Trustee are entering into the Facility Lease and the other Lease Documents pursuant to which, among other things, the Owner Trustee will lease the Facility to the Partnership;

          WHEREAS, the Owner Trustee is entering into the Indenture pursuant to which, among other things, the Owner Trustee is granting to Indenture Trustee a prior perfected security interest in all of Owner Trustee's right, title and interest in the Facility;

          WHEREAS, the Development Security Letter of Credit expired on or prior to December 10, 1996; and

          WHEREAS, in connection with the foregoing transactions, the Construction Loan Agreement is being terminated and the Partnership and GE Capital are entering into this Reimbursement Agreement to provide for the issuance by GE Capital to the Power Purchaser of the PEPCO Letters of Credit and the reimbursement by the Partnership of any drawings thereunder.

          NOW, THEREFORE, in consideration of the premises and to induce GE Capital to continue to issue and maintain outstanding the Letters of Credit, the Partnership hereby agrees with GE
Capital as follows:

          Section 1.  DEFINITIONS

          1.1 Defined Terms. Capitalized terms used in this Agreement shall, unless otherwise defined herein, have the respective meanings assigned thereto in Annex A to the Participation Agreement.

          1.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in a Letter of Credit or in any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Annex A to the Participation Agreement, and accounting terms partly defined in Annex A to the Participation Agreement, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

          (d) Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such agreement, instrument or document is in effect.

          Section 2.  ISSUANCE AND REIMBURSEMENT PROVISIONS

          2.1 Issuance of Letters of Credit. (a) Subject to the terms and conditions of this Agreement, GE Capital agrees to issue and deliver (or continue to issue or to maintain outstanding, as the case may be) certain stand-by letters of credit during the Letter of Credit Commitment Period for the account of the Partnership in favor of the Power Purchaser to secure the Partnership's obligations under the Power Purchase Agreement. The commitment of GE Capital to issue any Letter of Credit, or increase the stated amount of any Letter of Credit, shall terminate on the Letter of Credit Issuance Termination Date.

          (b)  (i)    The Performance Letter of Credit was
initially issued in the form of Exhibit A on the Commercial Operation Date in the stated amount of $2,000,000 and shall expire on the earlier to occur of (A) the next succeeding December 31 and (B) the Letter of Credit Commitment Termination Date; provided, however, that clause (A) notwithstanding, the Performance Letter of Credit issued on the Commercial Operation Date shall expire on December 31, 1997.

          (ii) So long as no Reimbursement Default, Reimbursement Event of Default, Lease Default or Lease Event of Default shall have occurred and be continuing at such time, the O&M Letter of Credit shall initially be issued substantially in the form of Exhibit B hereto on December 31, 1998 in the stated amount of $1,000,000 and shall expire on the earlier to occur of
(A) the next succeeding December 31 and (B) the Letter of Credit Commitment Termination Date. So long as no Reimbursement Default, Reimbursement Event of Default, Lease Default or Lease Event of Default shall have occurred and be continuing at such time, the O&M Letter of Credit shall be amended on December 31, 1999 to increase the stated amount to $2,000,000 and shall be amended on December 31, 2000 to increase the stated amount to $5,000,000 in accordance with the terms of the Power Purchase Agreement.

          (iii) The Interconnection Letter of Credit was initially issued in the form of Exhibit C on the Initial Loan Funding Date in the stated amount of $2,003,460 (which stated amount was reduced to $330,000 on July 1, 1996) and shall expire on the earlier to occur of (A) the date occurring 180 days after the Commercial Operation Date and (B) June 30, 1998.

          (c) On or prior to October 31 of each calendar year after the occurrence of the Commercial Operation Date, the Partnership shall deliver a certificate to GE Capital confirming that the Partnership continues to have obligations to the LOC Beneficiary and requesting GE Capital to renew the Letters of Credit referred to in paragraphs (b)(i) and (ii) above. So long as no Reimbursement Default, Reimbursement Event of Default, Lease Default or Lease Event of Default shall have occurred and be continuing, on or prior to the November 30 next succeeding the delivery of the notice specified in the immediately preceding sentence, GE Capital shall deliver to the LOC Beneficiary a replacement Letter of Credit in a stated amount equal to the amount requested and having an effective date on the next succeeding January 1 and an expiration date the following December 31 (or GE Capital, at its option, may amend the existing Letter of Credit to extend its expiration date to the following December 31). GE Capital's obligation to renew (or extend the maturity date of Letters of Credit pursuant to this paragraph
(c)) shall expire on the Letter of Credit Commitment Termination
Date.

          (d) The Letter of Credit Commitment shall automatically decrease (on a dollar for dollar basis) with any corresponding decrease in the stated amount of any Letter of Credit or with any termination of any Letter of Credit.

          (e) The aggregate stated amount of the Letters of Credit at any time shall not exceed the lesser of (i) $7,330,000 and
(ii) the then applicable Letter of Credit Commitment.

          2.2 Reimbursement Obligations. (a) If GE Capital makes any payment to a LOC Beneficiary with respect to a Letter of Credit, the Partnership shall reimburse GE Capital for the amount thereof not later than the close of business on the Business Day on which payment by GE Capital was made and shall pay all charges and expenses relating to such payment and, if such payment is not made when due, shall pay upon demand interest at a rate equal to the Base Rate plus 2.50% on the amount of such payment for the period commencing on and including the date of any such payment and ending on but not including the date reimbursement is received by GE Capital (after as well as before judgment). The obligation of the Partnership to reimburse
GE Capital for Letter of Credit payments (such obligation being herein called the "LOC Reimbursement Obligation") is absolute, unconditional and irrevocable and shall be observed strictly in accordance with the terms of this Agreement under all circumstances whatsoever including, without limitation, the following circumstances: (i) any lack of legality, validity, enforceability or regularity of any Letter of Credit, this Agreement or any other Transaction Document; (ii) any amendment, waiver of or any consent to or departure from all or any of the Transaction Documents; (iii) the existence of any claim, set-off, defense, counterclaim or other right which the Partnership may have at any time against GE Capital, the Owner Trustee, the Security Agent, the Indenture Trustee, any LOC Beneficiary or any other person, whether in connection with this Agreement, any Letter of Credit, the Lease Documents, the Project Documents or any unrelated transaction; (iv) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;
(v) payment by GE Capital under any Letter of Credit against presentation of a sight draft or certificate that does not comply with the terms of such Letter of Credit; (vi) the existence of any dispute between the Partnership and any LOC Beneficiary or any transferee thereof; (vii) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; and (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          (b) Without limiting the effect of paragraph (a) above, the Partnership agrees with GE Capital that:

          (i) GE Capital is authorized to make payments under each Letter of Credit upon the presentation of the documents provided for therein and without regard to whether the Partnership has failed to fulfill any of its obligations with respect to any Project Document, Lease Document or other Financing Document or any other default has occurred thereunder.

          (ii) GE Capital is authorized to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are specifically delegated to or required of it by the terms hereof, together with such powers as are reasonably incidental thereto.

          (iii) GE Capital shall be entitled to rely upon any certificate, notice, demand or other communication (whether by cable, telegram, telecopy, telex or other written communication) believed by it to be genuine and to have been signed or sent by the proper Person or Persons (and no such reliance or failure shall place it under any liability to the Partnership or limit or otherwise affect the Partnership's obligations under this Agreement).

          (iv) Any action, inaction or omission on the part of GE Capital under or in connection with any Letter of Credit or the instruments or documents related thereto, if in good faith and in conformity with such laws, regulations or customs as GE Capital may reasonably deem to be applicable, shall be binding upon the Partnership (and shall not place GE Capital under any liability to the Partnership or limit or otherwise affect the Partnership's obligations under this Agreement).

          (v) Notwithstanding any change or modification, with or without the consent of the Partnership, in any instruments or documents called for in any Letter of Credit, including waiver of noncompliance of any such instruments or documents with the terms of any Letter of Credit, this Agreement shall be binding on the Partnership with regard to each Letter of Credit and to any action taken by GE Capital relative thereto.

          (vi) The Partnership will indemnify and hold harmless GE Capital from any loss or expense arising from or in connection with any Letter of Credit (exclusive of any loss or expense arising directly from the gross negligence or wilful misconduct of GE Capital).

          2.3 Letter of Credit Fees. (a) On the initial date of issuance of each Letter of Credit hereunder, the Partnership agrees to pay to GE Capital a letter of credit issuance fee in an amount equal to one and three-quarters percent (1.75%) of the stated amount thereof.

          (b)  So long as a Letter of Credit shall be
outstanding, the Partnership agrees to pay to GE Capital an annual letter of credit fee in an amount equal to one and one-half percent (1.50%) of the stated amount of each Letter of Credit then outstanding. From the date hereof to and including the Basic Term Commencement Date, such fee shall be payable in arrears on the next-to-last Business Day of each March, June, September and December, commencing with the first such date to occur following the initial issuance date of a Letter of Credit hereunder. From the Basic Term Commencement Date to and including the end of the Basic Term, such fee shall be payable in arrears on each Rent Payment Date (each such payment date, an "LOC Fee Payment Date").

          (c) During the Letter of Credit Commitment Period, the Partnership shall pay to GE Capital an annual letter of credit commitment fee in an amount equal to one-hundred and twenty-five basis points (1.25%) multiplied by the amount by which the Letter of Credit Commitment exceeds the aggregate stated amount of the then outstanding Letter(s) of Credit. The letter of credit commitment fee shall be payable on each LOC Fee Payment Date.

          2.4 Payments. All payments (including prepayments) to be made by the Partnership on account of principal, interest, reimbursement obligations and fees shall be made without set-off or counterclaim and shall be made not later than 12:00 Noon New York City time on the date when due and shall be sent by wire transfer to GE Capital's account no. 50-205-776 (GECC Depositary Account) at Bankers Trust Company, New York, New York 10017, ABA
Number: 0210-0103-3 (Re: Panda Brandywine) in lawful money of the United States of America and in immediately available funds; provided that so long as the Security Deposit Agreement shall remain in effect, all payments shall be made to the Security Agent in accordance with the terms of the Security Deposit Agreement, including without limitation, with regard to deposits to the LOC Fee Account as described therein. Subject to the Security Deposit Agreement, any payment received by GE Capital after 12:00 Noon shall be deemed to have been paid on the next succeeding Business Day. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be due and payable at the then applicable rate during such extension.

          2.5 Mandatory Collateralization. If an Event of Loss shall occur, unless the Project is being repaired in accordance with Section 9(c)(i) of the Facility Lease, on the earlier of (i) the date occurring 90 days after the date of such Event of Loss and (ii) the date on which insurance proceeds are received with respect to such Event of Loss, the Partnership shall (A) prepay in full the unpaid principal amount of the then outstanding LOC Reimbursement Obligations, together with accrued interest thereon to the date of prepayment, and all fees and other amounts owing with respect thereto by the Partnership hereunder and (B) cash collateralize all undrawn and outstanding Letters of Credit in the manner provided in the introductory paragraph of Section 6.

          2.6 Computation of Interest and Fees. (a) All fees payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest shall be calculated on the basis of a year of 365/366 days.

          (b) It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein or elsewhere to the contrary notwithstanding, interest on the LOC Reimbursement Obligations shall be subject to the limitation that the Partnership shall not be required to pay, and GE Capital shall not be entitled to charge or receive, any interest to the extent that such interest exceeds the maximum rate of interest which GE Capital is permitted by any applicable law to contract for, charge or receive and which would not give rise to any claim or defense of usury. If, as a result of any circumstances whatsoever, performance of any provision hereof shall, at the time performance of such provision is due, violate applicable usury law, then, ipso facto, the obligation to be performed shall be reduced to the highest lawful rate, and if, from any such circumstance, GE Capital shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the highest lawful rate, the amount of such excess interest shall be applied to the amounts owing on the LOC Reimbursement Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of the LOC Reimbursement Obligations, such excess shall be refunded to the Partnership.

          2.7 Compensation for Increased Costs. (a) In the event that any Law or any change therein or in the interpretation or application thereof by any Governmental Authority charged with the administration or interpretation thereof, or compliance by GE Capital with any request or directive (whether or not having the force of Law) received from any central bank or monetary authority or other Governmental Authority:

          (i) does or shall subject GE Capital to any tax of any kind whatsoever or change therein with respect to this Agreement, or any Letter of Credit issued by GE Capital, or the performance by GE Capital of its obligations hereunder, or change the basis of taxation of payments to GE Capital of principal, interest, or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of GE Capital); or

          (ii)  does or shall impose, modify or hold
     applicable or change any reserve (including, without limitation, basic, supplemental, marginal and emergency reserves), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by (including, without limitation, all eurocurrency funding by and all eurocurrency liabilities), any office of GE Capital; or

          (iii) does or shall impose on GE Capital any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to GE Capital (as compared to the Initial Loan Funding Date) of issuing or maintaining any Letter of Credit or to reduce any amount receivable by GE Capital hereunder (as compared to the Initial Loan Funding Date), then, in any such case, the Partnership shall promptly pay GE Capital, upon its demand, such additional amount which will compensate GE Capital for such additional cost or reduced amount receivable.

          (b) In the event that the adoption of any Law, rule, regulation or guideline regarding capital adequacy, or any change therein or in the interpretation or application thereof by any Governmental Authority charged with the administration or interpretation thereof or compliance by GE Capital with any request or directive regarding capital adequacy (whether or not having the force of Law) from any central bank or Governmental Authority including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on GE Capital's capital as a consequence of its obligations hereunder to a level below that which GE Capital could have achieved but for such adoption, change or compliance (taking into consideration GE Capital's policies with respect to capital adequacy) by any material amount, then from time to time, upon demand by GE Capital, the Partnership shall pay to GE Capital such additional amount or amounts as will compensate GE Capital for such reduction.

          (c) If circumstances arise that would entitle GE Capital to claim any additional amounts pursuant to this subsection 2.7, GE Capital shall promptly notify the Partnership thereof and consult in good faith with the Partnership with a view toward avoiding such circumstance to the extent reasonably practicable; provided that the failure of GE Capital to so notify or consult the Partnership shall not act as a waiver of the right of GE Capital to receive additional amounts pursuant to this subsection 2.7 when GE Capital provides the required notice to the Partnership. A certificate as to any additional amounts payable pursuant to this subsection 2.7 submitted by GE Capital to the Partnership shall be conclusive absent manifest error.
The provisions of this subsection 2.7 shall accrue to the benefit of each assignee of GE Capital and shall survive the termination of this Agreement, payment of the LOC Reimbursement Obligations and all other amounts payable hereunder.

          2.8 Taxes. All payments made by the Partnership under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (all such taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Withholding Taxes"). If any Withholding Taxes are required to be withheld from any amounts payable to GE Capital hereunder, the amounts so payable to GE Capital shall be increased to the extent necessary to yield to GE Capital (after payment of all Withholding Taxes) interest or any such other amounts payable hereunder at the rates and in the amounts specified in this Agreement. Notwithstanding the preceding two sentences, the Partnership will have no duty to compensate GE Capital for amounts that the Partnership is required to withhold under
Section 1441 or 1442 of the Code. Whenever any Withholding Taxes are payable by the Partnership, as promptly as possible thereafter, the Partnership shall send to GE Capital a certified copy of an original official receipt received by the Partnership showing payment thereof. If the Partnership fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to GE Capital the required receipts or other required documentary evidence, the Partnership shall indemnify GE Capital for (i) any incremental taxes, interest or penalties that may become payable by GE Capital as a result of any such failure and (ii) any expenses incurred by GE Capital arising from or with respect to such Withholding Taxes. This indemnification shall be made within 30 days from the date GE Capital makes written demand therefor. The agreements in this subsection 2.8 shall accrue to the benefit of each LOC Participant under subsection 7.6 and shall survive the termination of this Agreement and the payment of the LOC Reimbursement Obligations and all other amounts payable hereunder.

          2.9 Evidence of Debt. GE Capital shall maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Partnership resulting from each drawing under any Letter of Credit and the amounts of principal and interest payable and paid from time to time in respect thereof hereunder. In any legal action or proceeding in respect of this Agreement or any Letter of Credit, the entries made in such account or accounts shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the obligations of the Partnership therein recorded.

          Section 3.  REPRESENTATIONS AND WARRANTIES

          In order to induce GE Capital to enter into this Agreement, each of the Partnership and the General Partner shall make (or be deemed to have made) the representations and warranties set forth in Section 3 of the Participation Agreement.

          Section 4.  CONDITIONS PRECEDENT TO ISSUANCE
                      OF LETTERS OF CREDIT

          The obligation of GE Capital to execute and deliver this Agreement is subject to the fulfillment to the satisfaction in form and substance of, or waiver by, GE Capital, of each of the conditions precedent set forth in Section 5.1 of the Participation Agreement.

          Section 5.  COVENANTS

          So long as any Letter of Credit or LOC Reimbursement Obligation remains outstanding, each of the Partnership and the General Partner hereby agrees, for the benefit of GE Capital and the LOC Participants, to comply with the covenants set forth in Sections 6 and 7 of the Participation Agreement.

          Section 6.  REIMBURSEMENT EVENTS OF DEFAULT

          If any of the Reimbursement Events of Default listed below shall occur and be continuing, (i) GE Capital or the Administrative Agent may demand that the Partnership immediately pay to GE Capital an amount equal to the full amount available to be drawn under the Letter(s) of Credit whereupon the Partnership shall immediately make such payment to GE Capital which shall hold such payment as collateral security for the LOC Reimbursement Obligations of the Partnership; and/or (ii) the Security Agent or the Indenture Trustee may foreclose on any or all of the Collateral in accordance with the Collateral Security Agreements; and/or (iii) GE Capital, the Security Agent or the Indenture Trustee may proceed to enforce all other remedies available to them under Applicable Law. Notwithstanding the foregoing, if a Reimbursement Event of Default referred to in paragraph (f) or (g) of Section 14 of the Facility Lease shall occur with respect to the Partnership, the General Partner, the Limited Partner, Panda or Holdings, automatically and without notice the actions described in clause (i) above shall be deemed to have occurred. The Partnership consents to the provisions of
Section 9.13(b) of the Security Deposit Agreement.

          Such Reimbursement Events of Default include the following:

          (a) Any LOC Reimbursement Obligation shall not be paid when due and shall remain unpaid for five or more days; or

          (b)  a Lease Event of Default shall have occurred.

          Section 7.  MISCELLANEOUS

          7.1 Amendments and Waivers. This Agreement may not be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Partnership, GE Capital, the General Partner and, for so long as the Indenture shall not have been discharged, the Administrative Agent and, to the extent required by Subsection 8.9(b) of the Power Purchase Agreement, consented to by the Power Purchaser.

          7.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by telecopier or by telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, first class postage prepaid, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, or in the case of transmission by telecopier, when confirmation of receipt is obtained, or in the case of telex notice, when sent, answerback received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

     The Partnership:   Panda-Brandywine, L.P.
                        4100 Spring Valley
                        Suite 1001
                        Dallas, Texas  75244
                        Telephone:  (972) 980-7159
                        Telecopy:  (972) 980-6815
                        Attention:  Chairman,
                        with a copy to the General Counsel

     GE Capital:        General Electric Capital Corporation
                        1600 Summer Street
                        Stamford, Connecticut  06905
                        Telecopy:  (203) 357-6970
                        Attention:  Vice President,
                                    Energy Project Operations.


          7.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of GE Capital (or, pursuant to Section 9.13(b) of the Security Deposit Agreement, Administrative Agent or Indenture Trustee), any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          7.4 Survival. All representations and warranties made hereunder, incorporated by reference herein and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Letters of Credit.

          7.5 Payment of Expenses. (a) The Partnership shall pay all reasonable out-of-pocket expenses incurred by GE Capital with respect to the negotiation, preparation, execution and delivery of this Agreement and the Letters of Credit, any and all transactions contemplated hereby or thereby and the preparation of any document reasonably required hereunder or thereunder, including (without limiting the generality of the foregoing) all reasonable fees and expenses of Simpson Thacher & Bartlett, counsel for GE Capital, recording and filing fees and taxes, revenue and tax stamp expenses, and reasonable attorneys' fees and disbursements, and will reimburse to GE Capital all expenses paid by it of the nature described in this subsection 7.5 which have been or may be incurred by GE Capital, with respect to any and all of the transactions contemplated herein.

          (b) The Partnership shall pay all reasonable out-of-pocket costs and expenses in connection with the preservation of rights under, and enforcement of, this Agreement or any Letter of Credit or in connection with any restructuring or rescheduling of the LOC Reimbursement Obligations (including, without limitation, the reasonable fees and disbursements of counsel).

          7.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the Partnership, GE Capital and their respective successors and assigns (including any LOC Participant, the Administrative Agent and the Indenture Trustee), except that the Partnership may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of GE Capital. Any assignment or transfer made by the Partnership without the prior written consent of GE Capital shall be void and of no effect.

          (b) The Partnership acknowledges that GE Capital may, in the ordinary course of its business and in accordance with Applicable Law, at any time grant risk participations in all or any portion of the Letters of Credit or of its right, title and interest therein or in this Agreement and the Collateral Security Documents (collectively, "Participations") to one or more banks or other financial institutions or other entities ("LOC Participants"); provided that no such Participation shall, at the time of such Participation, subject the Partnership to any increased costs or taxes for which the Partnership has agreed to indemnify GE Capital hereunder.

          (c) The Partnership authorizes GE Capital to disclose to any prospective LOC Participant all financial information in GE Capital's possession concerning the Partnership, the General Partner or the Project which has been delivered to GE Capital by or on behalf of the Partnership pursuant to this Agreement or any other Transaction Document or which has been delivered to GE Capital by or on behalf of the Partnership in connection with GE Capital's credit evaluation of the Partnership and the Project prior to or after entering into this Agreement; provided, however, that prior to furnishing any information marked in writing as being confidential information, GE Capital shall either (i) obtain Panda's or the Partnership's consent to the furnishing of such information or (ii) require the prospective LOC Participant to execute a reasonably satisfactory confidentiality agreement with respect to such confidential information in favor of the Partnership.

          7.7 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

          7.8 Headings. The headings of the various sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

          7.9 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          7.10 GE Capital Sole Beneficiary. All conditions of the obligations of GE Capital to issue the Letter(s) of Credit are imposed solely and exclusively for the benefit of GE Capital and its assigns (including each LOC Participant, the Administrative Agent and the Indenture Trustee) and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that GE Capital will refuse to issue Letters of Credit in the absence of strict compliance with any or all thereof and no Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by GE Capital at any time if in its sole discretion it deems it advisable to do so. GE Capital is obligated hereunder solely to issue Letters of Credit if and to the extent required by this Agreement.

          7.11 GOVERNING LAW. THIS AGREEMENT AND THE LETTER(S) OF CREDIT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE LETTER(S) OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          7.12  SUBMISSION TO JURISDICTION; WAIVERS.  (a)  EACH
OF THE PARTNERSHIP AND THE GENERAL PARTNER HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

             (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

             (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

             (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID TO IT AT ITS ADDRESS SPECIFIED IN SUBSECTION 7.2 AND, IF APPLICABLE, TO GE CAPITAL AT ITS ADDRESS SET FORTH IN SUBSECTION 7.2 HERETO OR AT SUCH OTHER ADDRESS OF WHICH
     GE CAPITAL OR THE PARTNERSHIP OR THE GENERAL PARTNER, IF APPLICABLE, SHALL HAVE BEEN NOTIFIED PURSUANT HERETO; AND

             (iv)  AGREES THAT NOTHING HEREIN OR THEREIN SHALL
     AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER
     MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN
     ANY OTHER JURISDICTION.

          (b) EACH OF THE PARTNERSHIP, AND THE GENERAL PARTNER AND GE CAPITAL HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          7.13 Limitation of Liability. There shall be full recourse to the Partnership and all of its assets for the liabilities of the Partnership under this Agreement, but in no event shall any Partner, Affiliate of any Partner, or any officer, director or employee of the Partnership, any Partner or their Affiliates or any holder of any equity interest in any Partner be personally liable or obligated for such liabilities and LOC Reimbursement Obligations of the Partnership, except as may be specifically provided herein or in any other Transaction Document to which such Partner is a party or in the event of fraudulent actions, knowing misrepresentations, gross negligence or willful misconduct by the Partnership, any Partner or any of their Affiliates in connection with the financing contemplated by this Agreement. Subject to the foregoing limitation on liability, GE Capital, Security Agent or Indenture Trustee may sue or commence any suit, action or proceeding against any Partner or any Affiliate thereof in order to obtain jurisdiction over the Partnership in order to enforce its rights and remedies hereunder. Nothing herein contained shall limit or be construed to limit the liabilities and obligations of any Partner or any Affiliate thereof in accordance with the terms of any other Transaction Document creating such liabilities and obligations to which such Partner or Affiliate is a party.

          7.14 Special Exculpation. No claim may be made by the Partnership, the General Partner or any other Person claiming by or through the Partnership or the General Partner against GE Capital or any of its successors, assigns (including any LOC Participant), Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Partnership hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          7.15 Certain Rights of Power Purchaser. Nothing in this Agreement shall be deemed to limit the provisions of the Consent of the Power Purchaser, which provisions are solely for the benefit of the Power Purchaser and not the Partnership. Without limiting the scope of the foregoing, the parties hereto agree, for the exclusive benefit of the Power Purchaser and not the Partnership, that the exercise of remedies or any similar action under this Agreement is subject to, and shall be conducted in a manner consistent with, the Power Purchaser's rights under
(i) the Consent of the Power Purchaser and (ii) the Power Purchase Agreement and the Transfer Agreement (to the extent such rights under the Power Purchase Agreement and the Transfer Agreement are not explicitly waived by the Power Purchaser in accordance with the terms of the Consent of the Power Purchaser).



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              PANDA-BRANDYWINE, L.P.


                              By:  Panda Brandywine Corporation, its
                                   General Partner


                              By:  /s/ William C. Nordlund
                                 Name:  William C. Nordlund
                                 Title:  Senior Vice President


                              PANDA BRANDYWINE CORPORATION, as the
                                   General Partner


                              By:  /s/ William C. Nordlund
                                 Name:  William C. Nordlund
                                 Title:  Senior Vice President


                              GENERAL ELECTRIC CAPITAL CORPORATION



                              By:  /s/ Michael J. Tzougrakis
                                 Name:  Michael J. Tzougrakis
                                 Title:  Manager of Operations





Exhibit A to
Reimbursement Agreement

Irrevocable Letter of Credit No. PAN-003
BENEFICIARY POTOMAC ELECTRIC POWER COMPANY

APPLICANT; PANDA BRANDYWINE, L.P.

                                            October 30, 1996

Potomac Electric Power Company
1900 Pennsylvania Avenue, NW
Washington, DC 20068
Attention:  Manager, Supply Side Resources

1. General Electric Capital Corporation (the "Issuer") hereby establishes, at the request and for the account of Panda-Brandywine, L.P. a Delaware limited partnership
(the "Partnership"), this irrevocable Letter of Credit in favor of Potomac Electric Power Company, (hereinafter referred to as the "Beneficiary"), available to be drawn in an amount not to exceed USD $2,000,000 (Two million US dollars) (the "Stated amount"). This Letter of Credit is provided pursuant to the provisions of Section 4.5 of the Power Purchase Agreement, dated as of August 9, 1991, as amended from time to time, between the Beneficiary and the Partnership, (the "Power Purchase Armament,"). Subject to paragraph 3 below, this Letter of Credit is available to the Beneficiary from the date hereof through December 31, 1997 (the "Expiration Date").

2. We shall make funds available to you under this Letter of Credit against your sight draft drawn on the Issuer in the form of Annex 1 hereto, accompanied by a certificate in the form of Annex 2 hereto signed by an authorized officer of the Beneficiary and presentation of the originally executed copy of this Letter of Credit for examination and retention by the Issuer. Such draft and certificate shall be dated the date of presentation and shall be presented at our office located at 1600 Summer Street, Stamford, Connecticut 06927, Attention Vice President, Energy
Project Operations. A presentation under this Letter of Credit may be made only on a day on which such office is open for business (a "Business Day"). If we receive your draft and certificate, and the originally executed copy of this Letter of Credit, at such office on a Business Day, we will honor the same, notwithstanding any challenges to such payment made by any person for any reason (including, but not limited to, claims of illegality, unenforceability or fraud in connection with the transaction), by making payment in accordance with your payment instructions on the next Business Day following presentment of such draft and certificate. Payment hereunder shall be made by transferring the amount thereof, in accordance with the terms of this Letter of Credit in immediately available funds to the account specified in your sight draft. Beneficiary shall not be required to give any notice to the Partnership and the prior approval of the Partnership shall not be required before payment is made under this Letter of Credit.

3. Unless extended pursuant to amendment to this Letter of Credit duly executed by us, this Letter of Credit shall expire upon the earliest to occur of (i) our receipt of a notice in the form of Annex 3 hereto signed by an authorized officer of the Beneficiary surrendering to us this Letter of Credit for cancellation, (ii) our honoring of a draft presented hereunder and (iii) our close of business at our aforesaid office on the Expiration Date. This Letter of Credit shall be surrendered to us by you upon expiration.

4. Only you or your successors and assigns permitted by paragraph 8 may make a drawing under this Letter of Credit. Upon payment to you of any amount demanded hereunder, we shall be fully discharged of our obligation under this Letter of Credit, and we shall not thereafter be obligated to make any further payment under this Letter of Credit.

5. By paying you an amount demanded in accordance with this Letter of Credit, we make no representation as to the correctness of any representation or statement made by you in connection with this Letter of Credit, including but not limited to any made by you in any certificate in the form of Annex 2 hereto.

6.  This Letter of Credit is subject to the Uniform
Customs and Practice for Documentary Credits (1993
Revision), International Chamber of Commerce
Publication No, 500, as amended from time to time (the
"Uniform Customs"). This Letter of Credit shall be deemed to be a contract made under the law of the State of New York, and shall, as to matters not governed by the Uniform Customs, be governed and construed in accordance with the law of said State.

7. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the following address:

     General Electric Capital Corporation
     1600 Summer Street
     Stamford, CT 06927
     Attention: Vice President, Energy Project Operations

8. This Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded you as successor in interest to receipt of the benefit of the obligations of the Partnership to provide Performance Security (as defined in the Power
Purchase Agreement) under the Power Purchase
Agreement (including, but not limited to, your rights to draw upon such Performance Security under the Power Purchase Agreement) and such transferred Letter of Credit may be successively so transferred.
Without limiting the scope of the foregoing sentence, the Issuer acknowledges and agrees that the Beneficiary will so transfer this Letter of Credit to Constellation Energy Corporation effective upon the merger of the Beneficiary with Constellation Energy
Corporation. If you present to us this Letter of Credit accompanied by the transfer attached hereto as Annex 4, appropriately completed, then this Letter of Credit shall be transferred to the transferee so designated in Annex 4. This Letter of Credit is not transferable or assignable in any other manner or to any other person.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except for Annex 1, Annex 2, Annex 3, and Annex 4 hereto and to the notices referred to herein. Any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

This Letter of Credit may not be amended except in writing signed by the Beneficiary and the Issuer.

                         GENERAL ELECTRIC CAPITAL
                         CORPORATION


                         By:  /s/ James A. Parke




                                               Exhibit B to
                                      Reimbursement Agreement

[Form of O&M Letter of Credit]

                              [To be issued on the date which is the
                              later of (i) December 31, 1998 and
                              (ii) the second anniversary of the
                              Commercial Operation Date]
                              [Note: This amount to be increased to
                              $2,000,000 after one year and to
                              $5,000,000 after two years]


Irrevocable Letter of Credit No.  ___________

BENEFICIARY:  POTOMAC ELECTRIC POWER COMPANY
APPLICANT:  PANDA-BRANDYWINE, L.P.

                                                   April __, 1995


Potomac Electric Power Company
1900 Pennsylvania Avenue, NW
Washington, DC  20068
Attention: Manager, Supply Side Resources


1. General Electric Capital Corporation (the "Issuer") hereby establishes, at the request and for the account of Panda-Brandywine L.P., a Delaware limited partnership (the "Partnership"), this irrevocable Letter of Credit in favor of Potomac Electric Power Company, (hereinafter referred to as the "Beneficiary"), available to be drawn in an amount not to exceed USD $1,000,000 (One million US dollars) (the "Stated Amount"). This Letter of Credit is provided pursuant to the provisions of
Section 8.7 of the Power Purchase Agreement, dated as of August
9, 1991, as amended from time to time, between the Beneficiary and the Partnership, (the "Power Purchase Agreement"). Subject to paragraph 3 below, this Letter of Credit is available to the Beneficiary from the date hereof through [Insert first anniversary date of issuance] (the "Expiration Date").

2. We shall make funds available to you from time to time under this Letter of Credit against your sight draft(s) drawn on the Issuer in the form of Annex 1 hereto, accompanied by a certificate in the form of Annex 2 hereto signed by an authorized officer of the Beneficiary and presentation of the originally executed copy of this Letter of Credit for examination by the Issuer, provided that the Beneficiary shall retain such original executed copy of the Letter of Credit. Such draft and certificate shall be dated the date of presentation and shall be presented at our office located at 1600 Summer Street, Stamford, Connecticut 06927-1560, Attention: Vice President, Energy Project Operations. A presentation under this Letter of Credit may be made only on a day on which such office is open for business (a "Business Day"). If we receive your draft and certificate, and the originally executed copy of this Letter of Credit, at such office on a Business Day, we will honor the same, notwithstanding any challenges to such payment made by any person for any reason (including, but not limited to, claims of illegality, unenforceability or fraud in connection with the transaction) by making payment in accordance with your payment instructions on the next Business Day following presentment of such draft and certificate. Payment hereunder shall be made by transferring the amount thereof, in accordance with the terms of this Letter of Credit, in immediately available funds to the account specified in your sight draft. Beneficiary shall not be required to give any notice to the Partnership and the prior approval of the Partnership shall not be required before payment is made under this Letter of Credit.

3. Unless extended pursuant to amendment to this Letter of Credit duly executed by us, this Letter of Credit shall expire upon the earliest to occur of (i) our receipt of a notice in the form of Annex 3 hereto signed by an authorized officer of the Beneficiary surrendering to us this Letter of Credit for cancellation and (ii) our close of business at our aforesaid office on the Expiration Date. This Letter of Credit shall be surrendered to us by you upon expiration.

4. Only you or your successors and assigns permitted by paragraph 8 may make a drawing under this Letter of Credit. Multiple drawings may be made under this Letter of Credit, provided, however, that each drawing hereunder shall pro tanto reduce the amount available to be drawn hereunder by the amount of such drawing, subject to reinstatement (as provided herein), and provided that no demand for payment hereunder shall exceed the Maximum Available Amount in effect at such time. This is a revolving Letter of Credit and following any payment hereunder, the amount available to be drawn hereunder shall be reinstated as of such day on which the Beneficiary shall have received from the Issuer a completed Notice of Reinstatement substantially in the form of Annex 5 attached hereto, appropriately completed, such reinstatement to be to the Maximum Available Amount indicated in such Notice of Reinstatement. A Notice of Reinstatement may be delivered either personally or by facsimile transmission to the Beneficiary, at __________ (or such other number as shall be notified by the Beneficiary to the Issuer) and (b) such transmission is promptly followed by a hard copy sent by overnight courier. As used in this Letter of Credit, the term "Maximum Available Amount" shall mean the Stated Amount prior to the initial drawing hereunder, and thereafter shall mean the amount specified as the "Maximum Available Amount" in the most recent Notice of Reinstatement delivered to the Beneficiary by the Issuer; provided, that the Maximum Available Amount shall at no time exceed the Stated Amount of this Letter of Credit then in effect. Each reduction and increase in the Maximum Available Amount as a result of a drawing hereunder or a Notice of Reinstatement shall be deemed to be, and shall be, an amendment to this Letter of Credit in respect of the amount available to be drawn hereunder. Upon payment to you of any amount demanded hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to such demand, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand to you or any other person.

5. By paying you an amount demanded in accordance with this Letter of Credit, we make no representation as to the correctness of any representation or statement made by you in connection with this Letter of Credit, including but not limited to any made by you in any certificate in the form of Annex 2 hereto.

6. This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as amended from time to time (the "Uniform Customs"). This Letter of Credit shall be deemed to be a contract made under the law of the State of New York, and shall, as to matters not governed by the Uniform Customs, be governed and construed in accordance with the law of said State.

7. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the following address:

     General Electric Capital Corporation
     1600 Summer Street
     Stamford, CT 06927-1560
     Attn: Vice President, Energy Project Operations

8. This Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded you as successor in interest to receipt of the benefit of the obligations of the Partnership to provide the Maintenance Reserve (as defined in the Power Purchase Agreement) under the Power Purchase Agreement (including, but not limited to, your rights to draw upon the Maintenance Reserve under the Power Purchase Agreement) and such transferred Letter of Credit may be successively so transferred. If you present to us this Letter of Credit accompanied by the transfer form attached hereto as Annex 4, appropriately completed, then this Letter of Credit shall be transferred to the transferee so designated in Annex 4. This Letter of Credit is not transferable or assignable in any other manner or to any other person.

     This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except for Annex 1, Annex 2, Annex 3 and Annex 4 hereto and the notices referred to herein. Any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

     This Letter of Credit may not be amended except in writing signed by the Beneficiary and the Issuer.

                         GENERAL ELECTRIC CAPITAL CORPORATION



                         By:  _______________________________
                         Title:




                                                    Exhibit C to
                                           Reimbursement Agreement


                         July 1, 1996



Mr.  Peter E.  Schaub
Potomac Electric Company
1900 Pennsylvania Avenue, NW
Washington, DC 20068

Re:  Letter of Credit No.  PAN002

Dear Mr.  Schaub:

This is the General Electric Capital Corporation amendment to
Letter of Credit No.  PAN002 held by Potomac Electric Power
Company (the "Letter of Credit") in the amount of $330,000.00.

Per your officers certificate, we are reducing the amount of the Letter of Credit No. PAN 002 by $1,483,574.08 from $1,813,574.08 to $330,000.00.

This Letter of Credit will remain in full effect until the earlier to occur of (a) the date occurring 180 days after Actual
Commercial Operation Date, (as defined in the Power Purchase
Agreement) or (b) June 30, 1998 (the "Expiration Date").

All other terms and conditions of the Letter of Credit remain unchanged.

                         Sincerely,



                         /s/ James A.  Parke
                         James A.  Parke
                         Senior Vice President

JAP:jef
Enclosure





Irrevocable Letter of Credit No.  PAN 002

BENEFICIARY:  POTOMAC ELECTRIC POWER COMPANY
APPLICANT:  PANDA-BRANDYWINE, L.P.



                         April 10, 1995



Potomac Electric Power Company
1900 Pennsylvania Avenue, NW
Washington, DC 20068

Attention:  Manager, Supply Side Resources

1. General Electric Capital Corporation (the "Issuer") hereby establishes, at the request and for the account of Panda-Brandywine, L.P., a Delaware limited partnership (the "Partnership"), this irrevocable Letter of Credit in favor of Potomac Electric Power Company (hereinafter referred to as the "Beneficiary") available to be drawn in a single drawing in an amount not to exceed USD $2,003,460 (two million three thousand four hundred sixty US dollars) (the "Stated Amount"). This Letter of Credit is provided pursuant to the provision of Section
4.2 of the Power Purchase Agreement, dated as of August 9, 1991, as amended from time to time, between the Beneficiary and the Partnership (the "Power Purchase Agreement"). Subject to paragraph 3 below, this Letter of Credit is available to the Beneficiary from the date hereof through the earlier to occur of
(a) the date occurring 180 days after the Actual Commercial Operation Date, (as defined in the Power Purchase Agreement) or
(b) June 30, 1998 (the "Expiration Date").

2. We shall make funds available to you under this Letter of Credit against your sight draft drawn on the Issuer in the form of Annex 2 hereto, accompanied by a certificate in the form of Annex 3 hereto signed by an authorized officer of the Beneficiary and presentation of the originally executed copy of this Letter of Credit for examination and retention by the Issuer. Such draft and certificate shall be dated the date of the presentation and shall be presented at our office located at 1600 Summer Street, Stamford, Connecticut 06927-1560, Attention: Vice President, Energy Project Operation. A presentation under this Letter of Credit may be made only on a day on which such office is open for business (a "Business Day"). If we receive your draft and certificate, and the originally executed copy of the Letter of Credit, at such office on a Business Day, we will honor the same, notwithstanding any challenges to such payments made by any other person for any reason (including, but not limited to, claims of illegality, uneforceability or fraud in connection with payment instructions on the next Business Day following presentation of such draft and certificate. Payment hereunder shall be made by transferring the amount thereof, in accordance with the terms of this Letter of Credit, in immediately available funds to the account specified in your sight draft. Beneficiary shall not be required to give any notice tot he Partnership and the prior approval of the Partnership shall not be required before payment is made under this Letter of Credit.

3. This Letter of Credit shall expire upon the earliest to occur of (i) our receipt of a notice in the form of Annex 4 hereto signed by an authorized officer of the Beneficiary surrendering to us this Letter of Credit for cancellation, (ii) our honoring of a draft presented hereunder and (iii) our close of business at our aforesaid office on the Expiration Date. This Letter of Credit shall be surrendered to us by you upon expiration.

4. Only you or your successors and assigns permitted by paragraph 8 may make a drawing under this Letter of Credit. If the Stated Amount shall be partially reduced as a result of a reduction pursuant to a certificate of the Beneficiary in the form of Annex 1 hereto, the Issuer shall have the right to either
(a) endorse on this Letter of Credit the amount of such reduction or (b) issue tot he Beneficiary, in substitution for this Letter of Credit, a substitute irrevocable letter of credit dated the date of such substitution, for an amount equal to the amount to which the Stated Amount shall have been so reduced but otherwise having terms identical to this Letter of Credit. The Beneficiary shall surrender this Letter of Credit to the Issuer simultaneously in exchange for such substitute irrevocable letter of credit. Upon payment to you of any amount demanded hereunder, we shall be fully discharged of our obligation under this Letter of Credit, and we shall not thereafter by obligated to make any further payments under this Letter of Credit. Notwithstanding the foregoing, under no circumstances shall the Stated Amount be reduced below USD $330,000 (three hundred thirty thousand US dollars).

5. By paying you an amount demanded in accordance with this Letter of Credit, we make no representation as to the correctness of any representation or statement made by you in connection with this Letter of Credit, including but not limited to any made by you in any certificate in the form of Annex 3 hereto.

6. This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as amended from time to time (the "Uniform Customs"). This Letter of Credit shall be deemed to be a contract made under the law of the State of New York, and shall, as to matters not governed by the Uniform Customs, be governed and construed in accordance with the law of said State.

7. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the following address:

     General Electric Capital Corporation
     1600 Summer Street
     Stamford, CT 06927-1560
     Attn: Vice President, Energy Project Operations

8. This Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded you as successor in interest to receipt of the benefit of the obligations of the Partnership to provide the Interconnection Security (as defined in the Power Purchase Agreement) under the Power Purchase Agreement (including, but not limited to, your rights to draw upon such Interconnection Security under the Power Purchase Agreement) and such transferred Letter of Credit may be successively so transferred. If you present to us this Letter of Credit accompanied by the transfer form attached hereto as Annex 5, appropriately completed, then this Letter of Credit shall be transferred to the transferee so designated in Annex 5. This Letter of Credit is not transferable or assignable in any other manner or to any other person.

     This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except for Annex 1, Annex 2, Annex 3, Annex 4 and Annex 5 hereto and the notices referred to herein. Any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

     This Letter of Credit may not be amended except in writing signed by the Beneficiary and the Issuer.

                         GENERAL ELECTRIC CAPITAL CORPORATION




                         By:  /s/ James A.  Parke
                         Title: